U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                         FORM S-8

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     EVERLERT, INC.
               (Exact Name of Registrant as Specified in its Charter)

          Nevada                                          91-1886117
   (State of Incorporation)                       (I.R.S. Employer ID No.)

             1201 East Warner Avenue, Santa Ana, California        92705
                 (Address of principal executive offices)       (Zip Code)


             Non-Employee Directors and Consultants Retainer Stock Plan
                              Attorney-Client Contract
                             (Full title of the Plans)

                Brian F. Faulkner, A Professional Law Corporation,
         3900 Birch Street, Suite 113, Newport Beach, California 92660
                    (Name and address of agent for service)
                                (949) 975-0544
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share
Common
Stock              600,000       $0.001 (1)  $   600     $ 0.15

Common
Stock              120,000       $0.25 (2)   $30,000     $ 7.50

(1) Calculated under Rule 457(h)(1): deemed issuance price as set forth in the Non-Employee Directors and Consultants Retainer Stock Plan, attached as Exhibit 4.1 to this Form S-8.

(2) Calculated under Rule 457(c): the average of the bid and ask prices as of August 2, 2001.


                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                  PROSPECTUS

                              120,000 SHARES (1)

                        COMMON STOCK, $0.001 PAR VALUE

                               EVERLERT, INC.

The following selling shareholders of Everlert, Inc., a Nevada corporation, are hereby offering up to 120,000 shares of its $0.001 par value common stock previously received under an attorney-client contract with the company at the market price on a delayed basis under Rule 415 pursuant to the terms of this prospectus: Marc Tow and Lanette B. Faulkner. The company will not receive any proceeds from this offering of common stock. The trading symbol of the company's common stock on the Pink Sheets LLC is "EVRL."

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 5).

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the U.S. Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Dated: August 7, 2000

(1) Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

                             PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

The company was originally incorporated on February 3, 1998, and has adopted a December 31 year-end. At December 31, 2000 and currently, the company is a development stage company, since it has not commenced its planned principal operations. The amount of accumulated deficit from inception (February 3, 1998) through March 31, 2001 is $2,146,405.

The company's principal business objective is to develop, manufacture and market smoke and heat detectors and related products for residential and commercial fire safety. The company has developed two smoke and heat detector products for residential or commercial application consisting of four models - two for each product. The first smoke detector product is portable decorative and will be targeted initially for the Christmas season market. This design features one model that detects the presence of abnormally high heat and/or smoke in the vicinity of a Christmas tree, fireplace or other fire hazard. When either heat or smoke is detected, an audio alarm notifies the resident of impending danger. The less costly version detects heat only, as opposed to the more costly model which detects heat and smoke. Both models are encased in attractive plastic ornamental metallized cases and operate on a single 9VDC battery. The company's portable smoke detectors are ideal for travelers, especially those who travel outside the United States, where such precautionary devices may not be required by the local authorities.

The second smoke detector product, consisting of two models, is designed to replace or supplement existing home smoke detectors. Both models utilize a photo electric smoke recognition design - as opposed to some detectors on the market that incorporate a radioactive element to perform the same function. Both models detect heat as well as the presence of smoke. The more sophisticated model has two alarms. The first is an ear-piercing 95 decibel screech. The second is an 85 decibel voice alarm. When the unit is activated, by smoke or heat, the alarms sound alternately. When a fire starts and smoke spreads throughout the house, it is sometimes difficult to determine where the fire originated and the most safe avenue of escape.

The principal offices of the company's are located at 1201
East Warner Avenue, Santa Ana, California 92705. The telephone number for the company is (714) 966-0710.

The Offering.

Shares of common stock of the company held by the following selling shareholders of the company will be offered as a shelf registration under Securities and Exchange Commission Rule 415 at the current market price: Marc Tow and Lanette B. Faulkner (collectively, "Selling Shareholders"). If all the shares being offered to the public under the current offering are sold, this will represent gross proceeds to the Selling Shareholders of $30,000 (based on the average of the bid and ask price of $0.25 as of August 2, 2001). The company will not realize any proceeds from this offering.

Liquidity of Investment.

Although the shares of common stock of the company purchased on the open market will be "free trading," there has been only a limited public market for the shares. Therefore, an investor may not be able to sell the shares when he or she wishes; therefore, an investor may consider his or her investment to be long-term. See "Risk Factors."

Risk Factors.

An investment in the company involves risks due in part to a limited previous financial and operating history of company. Also, certain potential conflicts of interest arise due to the relationship of the company to management and others. See "Risk
Factors."

                                RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.
Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Limited Prior Operations, History of Operating Losses, and
Accumulated Deficit May Affect Ability of Company to Survive.

The Company has had limited prior operations to date. Since the Company's principal activities to date have been limited to organizational activities, research and development, and prospect development, it has no record of any revenue-producing operations. Consequently, there is only a limited operating history upon which to base an assumption that the Company will be able to achieve its business plans. In addition, the Company has only limited assets. As a result, there can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. Accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

The Company incurred a net loss of $370,268 for the fiscal year ended December 31, 1999, $1,268,621 for the fiscal year ended December 31, 2000, and $78,200 for the three months ended March 31, 2001. The Company's current liabilities exceed its current assets by $458,744 as of December 31, 1999, $534,325 as of December 31,
2000, and $538,947 as of March 31, 2001.  At March 31, 2001, the
Company had an accumulated deficit of $2,146,405; as of that date, the Company had no working capital. This raises substantial doubt about the Company's ability to continue as a going concern.

Need for Additional Financing May Affect Operations and Plan of
Business.

Since inception, the Company has financed operations primarily through private placements of common stock, and certain borrowings. In addition to two promissory notes between the Company and its directors (see "Certain Relationships and Related Transactions"), the Company has also borrowed $181,849 from an unrelated party. This promissory is unsecured, due on demand and payable in one payment including principal and interest at maturity, bearing an interest rate of 10%. Additionally, the holder has the option to convert any unpaid balances, including accrued interest, into shares of the Company's common stock at a price of $1.00 per share.

Current funds available to the Company will not be adequate for it to be competitive in the areas in which it intends to operate. The Company's continued operations, as well as the implementation of its business plan, therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing. The Company estimates that it will need to raise approximately $1,000,000 over the twelve months from June 1, 2001 for such purposes. However, adequate funds may not be available when needed or may not be available on favorable terms to the Company. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's business plan. Regardless of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuance of stock in lieu of cash.

If funding is insufficient at any time in the future, the Company may not be able to take advantage of business opportunities or respond to competitive pressures, any of which could have a negative impact on the business, operating results and financial condition. In addition, if additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company.

No Assurance of Protection of Proprietary Rights May Affect Ability to Manufacture Products.

The Company's success and ability to compete will be dependent in part on the protection of its potential patents, trademarks, trade names, service marks and other proprietary rights. The Company intends to rely on trade secret and copyright laws to protect the intellectual property that it plans to develop, but there can be no assurance that such laws will provide sufficient protection to the Company, that others will not develop a service that are similar or superior to the Company's, or that third parties will not copy or otherwise obtain and use the Company's proprietary information without authorization. In addition, certain of the Company's know-how and proprietary technology may not be patentable.

The Company may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, for use in the general operations of its business plan. The Company currently has no licenses for the use of any specific products. There can be no assurance that these third party licenses will be available or will continue to be available to the Company on acceptable terms or at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on the Company's business, financial condition or operating results.

No Assurance of Meeting Underwriters Laboratories Standard May
Affect Ability to Sell Products.

The agency testing required for Company products is Underwriters Laboratories ("UL"), which is a private testing organization. The Company's products have not yet been submitted to UL for testing pending final tooling of the products. Although Company management believes that the Company's products meet applicable UL Standard 217, there is a risk that they may not.
This testing is of importance since many state fire marshals recognize UL testing and listing. The Company's products would not be available to sale in any state which requires such certification; although they would be in a number of foreign countries which do not require such certification.

No Assurance of Successful Manufacturing May Affect Ability of
Company to Survive.

The Company has no experience manufacturing commercial quantities of products, but management has had experience in this area. The Company presently has no plans for developing an in-house manufacturing capability. Accordingly, the Company will be dependent upon securing a contract manufacturer or other third party to manufacture the circuit boards and plastic housing of the detectors (the final assembly and testing will be done in-house). There can be no assurance that the terms of any such arrangement would be favorable enough to permit the products to compete effectively in the marketplace.

Dependence on Outsourced Manufacturing May Affect Ability to Bring Products to Market.

The risks of association with outsourced manufacturers are related to aspects of these firms' operations, finances and suppliers. The Company may suffer losses if the outside manufacturer fails to perform its obligations to manufacture and ship the product manufactured. These manufacturers' financial affairs may also affect the Company's ability to obtain product from these firms in a timely fashion should they fail to continue to obtain sufficient financing during a period of incremental growth. The Company intends to maintains a strong relationship with these manufacturers to ensure that any issues they may face are dealt with in a timely manner.

No Assurance of Market Acceptance May Affect Ability to Sell Products.

There can be no assurance that any products successfully developed by the Company or its corporate collaborators, if approved for marketing, will ever achieve market acceptance. The Company's products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major e-commerce and technology companies, as well as new products currently under development by such companies and others. The degree of market acceptance of any products developed by the Company or its corporate collaborators will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by the Company or its corporate collaborators.

Substantial Competition May Affect Ability to Sell Products.

The Company may experience substantial competition in its efforts to locate and attract customers for its products. Many competitors in the smoke detector industry have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attract customers. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability or viability.

Other External Factors May Affect Viability of Company.

The smoke detector industry in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' spending. Factors which leave less money in the hands of potential customers of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Control by Officers and Directors Over Affairs of the Company May
Override Wishes of Other Stockholders.

The Company's officers and directors beneficially own approximately 70% of the outstanding shares of the Company's common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult for the investors hereunder to effectuate control over the affairs of the Company. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control these voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of the Company.

Loss of Any of Current Management Could Have Adverse Impact on
Business and Prospects for Company.

The Company's success is dependent upon the hiring and retention of key personnel. None of the officers or directors has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects.

In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with stockholders to make decisions which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Potential Conflicts of Interest May Affect Ability of Officers and Directors to Make Decisions in the Best Interests of Company.

The officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Limitations on Liability, and Indemnification, of Directors and Officers May Result in Expenditures by Company.

The Company's Articles of Incorporation include provisions to eliminate, to the fullest extent permitted by the Nevada Revised Statutes as in effect from time to time, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The By-Laws of the Company include provisions to the effect that the Company may, to the maximum extent permitted from time to time under applicable law, indemnify any director, officer, or employee to the extent that such indemnification and advancement of expense is permitted under such law, as it may from time to time be in effect. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the Company in covering any liability of such persons or in indemnifying them.

Absence of Cash Dividends May Affect Investment Value of Company's
Stock.

The Board of Directors does not anticipate paying cash dividends on the common stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company as well as legal limitations on the payment of dividends out of paid-in capital.

No Cumulative Voting May Affect Ability of Some Shareholders to
Influence Management of Company.

Holders of the shares of common stock of the Company are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

No Assurance of Continued Public Trading Market and Risk of Low
Priced Securities May Affect Market Value of Company's Stock.

Since August 25, 1998, there has been only a limited public
market for the common stock of the Company. The common stock of the Company is currently quoted on the National Quotation Bureau's Pink Sheets; the Company intends to reapply for relisting on the Over the Counter Bulletin Board after clearing comments on this Form 10-SB registration statement. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated
therewith.   The regulations governing low-priced or penny stocks
sometimes limit the ability of broker-dealers to sell the Company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Failure to Maintain Market Makers May Affect Value of Company's Stock.

If the Company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the Company will be able to maintain such market makers.

The Price per Share for Sales of Unregistered Securities by Company Less Than Then Current Market Price.

The price per share of all sales of unregistered securities by the Company, except for 2,000 shares issued in December 1998, have been much lower than the then current market price. Thus, the Company is not receiving cash, assets, or services which are equivalent to the market price of the stock at the time it is issued. However, the Board of Directors has made a determination that the consideration received by the Company in each instance is adequate. The factors that the Board of Directors considers when determining the price when shares are issued above are: (a) low liquidity of the common stock on the trading exchange (low volume and infrequent execution of trades) and (b) the restricted nature of the shares issued.

Sale of Shares Eligible For Future Sale Could Adversely Affect the
Market Price.

All of the approximate 14,000,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of One Touch, as defined, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these shareholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Status as a Pseudo California Corporation Could Adversely Affect the Operation of the Company.

Section 2115 of the California General Corporation Law subjects foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Section 2115 does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders.

Currently, the company does meet the requirement of a pseudo
California corporation.   Some of the substantive provisions of
California which apply to the company include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. In addition, Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors applies to the company.

                              USE OF PROCEEDS

The proceeds from the sale of the shares of the Selling Shareholders will be paid directly to these individuals for their own personal use. The company will not receive any proceeds from this offering. If the Selling Shareholders sell all 120,000 shares offered hereby, this will result in gross proceeds to the Selling Shareholders of $30,000 (based on the average of the bid and ask price of $0.25 of August 2, 2001).

                           SELLING SECURITY HOLDERS

The Selling Shareholders will be offering their shares of common stock in this offering as follows:

Name of         Amount of       Amount Offered    Amount of    Percentage of
Selling         Securities      for the           Securities   Ownership

Shareholders    Owned Prior     Selling           Owned After  After Current
                to Current      Shareholders      Current      Offering (2)
                Offering        Account (1)       Offering

Marc Tow          120,000           60,000          60,000         0.30%

Lanette B.
Faulkner          120,000           60,000          60,000         0.30%

(1) As the company, at the time of filing this prospectus, does not satisfy the requirements for use of Form S-3, then the following limitation applies with respect to restricted securities being offered hereby: the amount of securities to be reoffered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling securities of the company, may not exceed, during any three month period, the amount specified in Rule 144(e). The latest report by the company, a Form 10-SB/A filed with the Securities and Exchange Commission on July 11, 2001 indicates that the total issued and outstanding common stock of the company as of July 1, 2001 is 20,172,477. One percent of this amount is 201,725; therefore, the amounts offered above are in compliance with Rule 144(e) (the company is not permitted to used the volume limitation under Rule 144(e) since it is not currently traded on the Over the Counter Bulletin Board).

(2) Based on the total issued and outstanding shares of common stock of the company of 20,172,477 as of July 1, 2001.

                           PLAN OF DISTRIBUTION

Shares of common stock of the company being held by the following selling shareholders of the company will be offered as a shelf registration under Securities and Exchange Commission Rule 415 at the current market price: Marc Tow and Lanette B. Faulkner (collectively, "Selling Shareholders"). If all the Shares being offered to the public under the current offering are sold, this will represent gross proceeds to the Selling Shareholders of $180,000 (based on the average of the bid and ask price of $1.50 as of July 16, 2001). The company will not realize any proceeds from this offering.

Manner of Sales; Broker-Dealer Compensation.

The Selling Shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

ordinary brokers' transactions;

transactions involving cross or block trades or otherwise on the Bulletin Board;

purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

"at the market" to or through market makers or into an existing market for the company's common stock;

in other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);

in privately negotiated transactions;

to cover short sales; or

any combination of the foregoing.

The Selling Shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act of 1933 at such times as they are eligible to do so. The company has been advised by the Selling Shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the Selling Shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the Selling Shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals. From time to time, one or more of the Selling Shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, the Selling Shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the Selling Shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a Selling Shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those Selling Shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the Selling Shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered Selling shareholders hereunder. Such selling shareholders will not be able to use this prospectus unless and until a post-effective amendment is filed, naming those individuals, and is declared effective.

Subject to the limitations discussed above, Selling
Shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with the Selling Shareholders, including in connection with distributions of the common stock by these broker-dealers. Selling Shareholders may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. Selling Shareholders also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.
Filing of a Post-Effective Amendment In Certain Instances.
If any Selling Shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

The name of each broker-dealer involved in the transaction.

The number of shares of common stock involved.

The price at which those shares of common stock were sold.

The commissions paid or discounts or concessions allowed to the broker-dealer(s).

If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

Any other facts material to the transaction.

Certain Persons May Be Deemed to Be Underwriters.

The Selling Shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a Selling Shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.Regulation M.

The company has informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

The company will make available to any investor, prior to any issue of the resale of the shares, the opportunity to ask questions and receive answers from the company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the company possesses such information or can acquire it without unreasonable effort or expense.

                INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Brian F. Faulkner, A Professional Law Corporation, counsel for the Registrant named in this registration statement as giving an opinion on the validity of the securities, has previously received 120,000 of restricted common stock pursuant in exchange for legal services previously rendered, and to be rendered in the future, to the Registrant under an attorney-client contract (these shares are held in the name of "Lanette B. Faulkner"). These legal services consist of advice and preparation work in connection with reports of the Registrant filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant. Marc R. Tow, Esq. has also received 120,000 shares of common stock under for assistance provided to Mr. Faulkner in his work for the Registrant under that contract.

                             MATERIAL CHANGES

There have been no material changes in the company's affairs
which have occurred since   the end of the latest fiscal year for
which certified financial statements were included in the latest annual report to security holders and which have not been described in a report on a Form 10-QSB or Form 8-K filed under the Securities Exchange Act of 1934, or the latest Form 10-SB/A filed with the U.S. Securities and Exchange Commission on July 11, 2001.

            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

(a) The documents listed in (1) and (2) below are specifically incorporated by reference into this Prospectus:

1. The company's latest annual report on Form 10-KSB filed pursuant to Section 13(a) of the Exchange Act which contains financial statements for the company's latest fiscal year for which a Form 10-KSB was required to have been filed; and

2. All other reports filed pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

3.  Since the common stock of the company is registered under
Section 12 of the Exchange Act, the description of such class of securities which is contained in the latest Form SB-2 POS of the company filed under the Securities Act of 1933, including any amendment or reports filed for the purpose of updating such description.

(b) All documents subsequently filed by the company pursuant to Sections 13(a), 13(c), or 14 of the Exchange Act, prior to the termination of the offering are also incorporated by reference into this Prospectus.

(c)  Information:

1. The company will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus;

2. The company will provide this information upon written or oral request;

3. The company will provide this information at no cost to the requester; and

4. The name, address, and telephone number to which the request for this information must be made: James J. Weber, President, Everlert, Inc., 1201 East Warner Avenue, Santa Ana,
California 92705; (714) 966-0710.

5. The company files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission, Washington, D.C. 20549. The company has also filed with the Commission this registration statement on Form S-8 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the company's filings, including this registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                        SECURITIES ACT LIABILITIES

Limitation of Liability.

The articles of incorporation of the company (see Exhibit 3.1 to this Form 10-SB) provide the following with respect to liability:

"A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or
(ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."

Indemnification.

(a)  Articles of Incorporation.

The articles of incorporation of the company provide the following with respect to indemnification:

"Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer."

(b)  Bylaws.

The Bylaws of the company (see Exhibit 3.3 of this Form 10-SB) provide the following with respect to indemnification:

"The Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article."

(c)  Nevada and California Laws.

Nevada and California laws also provide similar provisions for indemnification of officers, directors, and employees of a company, except that California law has more specific provisions with regard to exclusions for indemnification. Specifically, under California law, no indemnification is to be made for any of the following:

In a matter in which the person is adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Amounts paid in settling or otherwise disposing of a pending action without court approval.

Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
In addition, no indemnification or advance is to be made in any circumstance where it appears:

That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Undertaking.

The company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S.
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

All of the shares of common stock being offering pursuant to this registration statement have been issued pursuant to a claim of exemption from registration under Rule 506 of Regulation D under
Section 4(2) of the Securities Act of 1933, and similar provisions under state securities laws and regulations, in that: the sales were made to sophisticated investors as defined in Rule 502;

the information specified in paragraph (b)2(ii)(B) and paragraph (b)(2)(ii)(C) of this section was provided to each investor;

the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

ITEM 8.  EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

The undersigned company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information
(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Santa Ana, State of California, on August 3, 2001.

                                            Everlert, Inc.

                                            By:  /s/  James J. Weber
                                            James J. Weber, President

                          Special Power of Attorney

The undersigned constitute and appoint James J. Weber their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                            Date

/s/  James J. Weber          President/Treasurer              August 3, 2001
James J. Weber              (principal financial and
                             accounting officer)/Director

/s/  Jerry G. Hilbert        Vice President/Director          August 3, 2001
Jerry G. Hilbert

                                   EXHIBIT INDEX

Exhibit                          Description
No.
4.1      Non-Employee Directors and Consultants Retainer Stock
         Plan, dated July 10, 2001 (see below).

4.2 Consulting Services Agreement between the company and Tracy Marsh, dated July 17, 2001 (see below).

4.3 Consulting Services Agreement between the company and James J. Weber, dated July 17, 2001 (see below).

4.4 Consulting Services Agreement between the company and Jerry G. Hilbert, dated July 17, 2001 (see below).

5        Opinion Re: Legality (see below).

23.1     Consent of Accountants (see below).

23.3     Consent of Counsel (see below).

24       Special Power of Attorney (see signature page).

                            EX-4.1
    NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN

                           EVERLERT, INC.
               NON-EMPLOYEE DIRECTORS AND CONSULTANTS
                         RETAINER STOCK PLAN

1.  Introduction.

This plan shall be known as the "Everlert Non-Employee Directors and Consultants Retainer Stock Plan" and is hereinafter referred to as the "Plan". The purposes of the Plan are to enable Everlert, Inc., a Nevada corporation ("Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer or fees in the form of shares of the Company's common stock, par value one tenth of one cent ($0.001) per share ("Common Stock").

2.  Definitions.

The following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section 12(d).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

"Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock
Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director" means an individual who is a member of the Board of Directors of the Company.

"Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

"Effective Date" has the meaning set forth in Section 3.

"Exchange Act" has the meaning set forth in Section 13(b).

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section 4.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Section 5.

"Third Anniversary" has the meaning set forth in Section 6.

3.  Effective Date of the Plan.

The Plan shall be effective as of July 10, 2001 ("Effective Date"), provided that it is approved by the Board.

4.  Eligibility.

Each individual who is a Director or Consultant on the Effective
Date and each individual who becomes a Director or Consultant thereafter during the term of the Plan, shall be a participant
("Participant") in the Plan, in each case during such period as such individual remains a Director or Consultant and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  Grants of Shares.

Commencing on the Effective Date, the amount for service to directors or consultants shall instead be payable in shares of Common Stock ("Stock Retainer") pursuant to this Plan at the deemed issuance price of one tenth of one cent ($0.001) per Share.

6.  Deferral Option.

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following way the Stock Retainer is to be delivered: (a) on the date which is three years after the Effective Date for which it was originally payable ("Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason ("Departure Date") or (c) in five equal annual installments commencing on the Departure Date ("Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six (6) months prior to the beginning of such Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six (6) months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the thirtieth (30th) day after the Effective Date.

7.  Deferred Stock Accounts.

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under
Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.  Delivery of Shares.

(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to
Section 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of Common Stock
needed to fulfill its obligations under this  Section 8.   However,
Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

9.  Share Certificates; Voting and Other Rights.

The certificates for shares delivered to a Participant pursuant to
Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common
Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.  General Restrictions.

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

(ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11.  Shares Available.

Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock Retainers pursuant to the Plan is One Million (1,000,000). Shares of Common Stock issueable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

12.  Adjustments; Change of Control.

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company ("Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or

(ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13.  Administration; Amendment and Termination.

(a) The Plan shall be administered by a committee consisting of three members who shall be the current directors of the Company or senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer ("Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under Nevada law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six
(6) month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

14.  Micellaneous.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15.  Governing Law.

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.
IN WITNESS WHEREOF, this Plan has been executed as of the 27th day of April, 2001.

                                              Everlert, Inc.


                                              By:   /s/ James J. Weber
                                              James J. Weber, President

                                    EX-4.2
                       CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement"), dated July
17, 2001, is made by and between Tracy Marsh, an individual ("Consultant"), whose address is , and Everlert, Inc., a Nevada corporation ("Client"), having its principal place of business at 1201 East Warner Avenue, Santa Ana, California 92705.

WHEREAS, Consultant has extensive background and knowledge in the area of general business consulting and management;

WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "EVRL," and desires to further develop its business and increase it's common stock share's value; and

WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for Client general business consulting and management work in developing the business plan of Client. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, Two Hundred Thousand (200,000) shares of S-8 free trading common stock in Client. Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,
(b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

James J. Weber, President
Everlert, Inc.
1201 East Warner Avenue
Santa Ana, California 92705

To Consultant:

Tracy Marsh

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                            Everlert, Inc.



                                            By : /s/  James J. Weber
                                            James J. Weber, President


                                            Tracy Marsh


                                            /s/  Tracy Marsh

                                     EX-4.3
                        CONSULTING SERVICES AGREEMENT


This Consulting Services Agreement ("Agreement"), dated July
17, 2001, is made by and between James J Weber, an individual ("Consultant"), whose address is, and Everlert, Inc., a Nevada corporation ("Client"), having its principal place of business at 1201 East Warner Avenue, Santa Ana, California 92705.

WHEREAS, Consultant has extensive background and knowledge in the area of general business consulting and management;

WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "EVRL," and desires to further develop its business and increase it's common stock share's value; and

WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for Client general business consulting and management work in developing the business plan of Client. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, Two Hundred Thousand (200,000) shares of S-8 free trading common stock in Client. Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,
(b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Jerry G. Hilbert, Vice President
Everlert, Inc.
1201 East Warner Avenue
Santa Ana, California 92705

To Consultant:

James J. Weber

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                         Everlert, Inc.



                                         By : /s/  Jerry G. Hilbert
                                         Jerry G. Hilbert, President


                                         James J. Weber


                                         /s/  James J. Weber

                                  EX-4.4
                    CONSULTING SERVICES AGREEMENT


This Consulting Services Agreement ("Agreement"), dated July
17, 2001, is made by and between Jerry G. Hilbert, an individual ("Consultant"), whose address is, and Everlert, Inc., a Nevada corporation ("Client"), having its principal place of business at 1201 East Warner Avenue, Santa Ana, California 92705.

WHEREAS, Consultant has extensive background and knowledge in the area of general business consulting and management;

WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "EVRL," and desires to further develop its business and increase it's common stock share's value; and

WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for Client general business consulting and management work in developing the business plan of Client. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, Two Hundred Thousand (200,000) shares of S-8 free trading common stock in Client. Shares are due and payable immediately upon the effectiveness of the Form S-8 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states securities administrator.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,
(b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

James J. Weber, President
Everlert, Inc.
1201 East Warner Avenue
Santa Ana, California 92705

To Consultant:

Jerry G. Hilbert

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                        Everlert, Inc.



                                        By : /s/  James J. Weber
                                        James J. Weber, President


                                        Jerry G. Hilbert


                                        /s/  Jerry G. Hilbert

                                   EX-5
                          OPINION RE: LEGALITY


                            Brian F. Faulkner
                     A Professional Law Corporation
                      3900 Birch Street, Suite 113
                     Newport Beach, California 92660
                            (949) 975-0544


July 31, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Everlert, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to Everlert, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 720,000 shares of its common stock ("Shares"), $0.001 par value per Share, 600,000 of which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan and the remainder of which are owned by selling shareholder consultants.

In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada
Revised Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                                   EX-23.1
                          CONSENT OF ACCOUNTANTS

L.L. BRADFORD & COMPANY, LLC
Certified Public Accountants & Consultants
3441 Eastern Avenue
Las Vegas, Nevada 89102
(702) 735-5030


August 3, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Everlert, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2001 in Everlert, Inc.'s Form 10-KSB for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC

                                EX-23.2
                         CONSENT OF COUNSEL


                          Brian F. Faulkner
                   A Professional Law Corporation
                   3900 Birch Street, Suite 113
                  Newport Beach, California 92660
                          (949) 975-0544


July 31, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Everlert, Inc. - Form S-8

Dear Sir/Madame:

I have acted as counsel to eConnect, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 720,000 shares of its common stock ("Shares"), $0.001 par value per Share, 600,000 of which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan and the remainder of which are owned by selling shareholder consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.